EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to this Registration Statement (No. 333-159751) on Form S-4 of PRWT Services, Inc. of our report dated March 9, 2009, relating to our audit of the financial statements of KBL Healthcare Acquisition Corp. III appearing in the Prospectus, which is part of this Amendment No. 3 to the Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP
New York, New York

June 26, 2009